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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               FEBRUARY 16, 1996
                               (Date of Report)
              Date of earliest event reported: February 12, 1996


                            COPLEY PROPERTIES, INC.
            (Exact name of Registrant as specified in its charter)



                                   DELAWARE
                (State or other jurisdiction of incorporation)


       1-8927                                            04-2866555
(Commission File Number)                    (I.R.S. Employer Identification No.)

399 BOYLSTON STREET, 13TH FLOOR
BOSTON, MASSACHUSETTS                                                   02116
(Address of principal executive offices)                              (Zip Code)


              Registrant's telephone number, including area code:
                                (617) 578-1200
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ITEM 5.   OTHER EVENTS.

     On February 12, 1996, Copley Properties, Inc. ("Copley") and EastGroup Properties ("EastGroup") entered into a merger agreement (the "Agreement") whereby (i) Copley will merge with and into EastGroup, (ii) the separate corporate existence of Copley will cease, and (iii) EastGroup will become the surviving corporation (the "Merger"). The following description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement and the exhibits thereto which are attached hereto as Exhibit 2.1 and Exhibit 10.1 and are incorporated herein by reference. The
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joint press release issued by EastGroup and Copley in connection with the execution of the Agreement is also attached hereto as Exhibit 99.1.
                                                      ------------

     In the Merger, each share of Copley's common stock will be converted into shares of beneficial interest of EastGroup with a value of $15.60 (subject to certain limitations described below). If, however, Copley has sold its interest in University Business Center Associates ("UBC") to Copley's joint venture partner prior to the closing of the Merger, the proceeds from the sale of the UBC interest equal to $3.60 per share will be distributed to Copley's stockholders prior to the Merger and each share of Copley's common stock will be converted into EastGroup shares of beneficial interest with a value of $12.00 (subject to certain limitations described below). The value into which each share of Copley's common stock will be converted into EastGroup shares is subject to further adjustment in the event certain other cash distributions are made to Copley stockholders prior to the effective date of the Merger.

     The value of EastGroup shares for purposes of calculating the ratio at which Copley shares will be converted into EastGroup shares in the Merger will be the average of the closing price of EastGroup shares on the New York Stock Exchange on the 20 trading days immediately preceding the fifth trading day prior to the effective date of the Merger (the "EastGroup Share Price");

provided, however, that if such average closing price as calculated in
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accordance with this sentence (i) is less than $20.25, the EastGroup Share Price shall be deemed to equal $20.25 or (ii) is greater than $23.00, the EastGroup Share Price shall be deemed to equal $23.00. Notwithstanding the foregoing, Copley shall have the right, waivable by it, to terminate the Agreement without liability if the average closing price of EastGroup shares on the New York Stock Exchange on the twenty (20) trading days immediately preceding the fifth trading day prior to either (A) the date on which the Form S-4 is declared effective by the Securities and Exchange Commission or (B) the date on which the meeting of Copley's stockholders is to be held with respect to the Merger, is equal to or less than $18.25.

     The Agreement has been unanimously approved by the Board of Directors of Copley and the Board of Trustees of EastGroup. The Merger is subject to various approvals by third parties and other closing conditions including approval by the stockholders of both companies.

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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Statements of Business Acquired:                  Not Applicable

(b)  Pro Forma Financial Information:                            Not Applicable

(c)  Exhibits:

     2.1 Agreement and Plan of Merger, dated as of February 12, 1996, between Copley Properties, Inc. and EastGroup Properties.*

     10.1 Proxy Agreement, dated as of February 12, 1996, between Copley Properties, Inc. and certain stockholders of EastGroup Properties.

     99.1 Press Release dated February 13, 1996.



          * The Company will supply the Commission upon request with copies of any exhibit or schedule to Exhibit 2.1 which is not included herein.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   February 16, 1996              COPLEY PROPERTIES, INC.



                                       By: /s/ Mary L. Lentz
                                           -------------------------------
                                           Name:  Mary L. Lentz
                                           Title:  Chief Operating Officer

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                                 EXHIBIT INDEX
                                 -------------


Exhibit                                                                     Page
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     2.1  Agreement and Plan of Merger, dated as of February 12, 1996, between Copley Properties, Inc. and EastGroup Properties.*

     10.1 Proxy Agreement, dated as of February 12, 1996, between
          Copley Properties, Inc. and certain stockholders of EastGroup Properties.

     99.1 Press Release dated February 12, 1996.



          * The Company will supply the Commission upon request with copies of any exhibit or schedule to Exhibit 2.1 which is not included herein.

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